Filed Pursuant to Rule 433
Registration No. 333-133007
March 7, 2008
HSBC USA INC.
Reverse Convertible Notes
FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to twelve separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•  Principal Amount: $1,000.00 per note
•  Offering Period End Date: [March 26, 2008 at 4:00 pm, New York City time]
•  Initial Public Offering Price: 100 per cent
•  Initial Valuation Date: March 26, 2008
•  Issue Date: March 31, 2008
•  Initial Price: The market price (as described herein) of the reference asset on the initial valuation date.

•  Barrier Price: The product of the barrier level of the reference asset multiplied by the initial price.
•  Final Price: The market price of the reference asset on the final valuation date.
•  Interest Payment Dates: The final calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on April 30, 2008 and ending on, and including, the maturity date.
•  Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (1)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (2)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(3)	MATURITY DATE(4)
CIT GROUP INC. (CIT)	30.00%	60.00%	TBD	TBD	TBD	TBD	4042K0KZ7 / [●]	June 26, 2008	July 1, 2008
NVIDIA CORPORATION (NVDA)	17.50%	60.00%	TBD	TBD	TBD	TBD	4042K0LA1 / [●]	September 26, 2008	October 1, 2008
VMWARE, INC. (VMW)	17.10%	60.00%	TBD	TBD	TBD	TBD	4042K0LB9 / [●]	June 26, 2008	July 1, 2008
SANDISK CORPORATION (SNDK)	15.00%	60.00%	TBD	TBD	TBD	TBD	4042K0LC7 / [●]	September 26, 2008	October 1, 2008
Lehman Brothers Holdings Inc. (LEH)	15.00%	65.00%	TBD	TBD	TBD	TBD	4042K0LD5 / [●]	June 26, 2008	July 1, 2008
THE HOME DEPOT, INC. (HD)	13.65%	80.00%	TBD	TBD	TBD	TBD	4042K0LE3 / [●]	September 26, 2008	October 1, 2008
Google Inc. (GOOG)	13.00%	80.00%	TBD	TBD	TBD	TBD	4042K0LF0 / [●]	September 26, 2008	October 1, 2008
Citigroup Inc. (C)	12.25%	60.00%	TBD	TBD	TBD	TBD	4042K0LG8 / [●]	September 26, 2008	October 1, 2008
American Express Company (AXP)	12.10%	70.00%	TBD	TBD	TBD	TBD	4042K0LH6 / [●]	September 26, 2008	October 1, 2008
The Goldman Sachs Group, Inc. (GS)	11.00%	70.00%	TBD	TBD	TBD	TBD	4042K0LJ2 / [●]	September 26, 2008	October 1, 2008
China Mobile Limited - ADS (CHL)	11.00%	75.00%	TBD	TBD	TBD	TBD	4042K0LK9 / [●]	June 26, 2008	July 1, 2008
CUMMINS INC. - ADS (CMI)	10.60%	60.00%	TBD	TBD	TBD	TBD	4042K0LL7 / [●]	September 26, 2008	October 1, 2008
(1)  The physical delivery amount will be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(2)  Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(3)  Final valuation date is subject to adjustment as described in the product supplement.
(4)  Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.
See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. March 7, 2008

GENERAL TERMS

This free writing prospectus relates to twelve separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm

•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

4. There is a limited amount of historical data on VMware, Inc.

According to publicly available information, the common stock of VMware Inc. commenced trading on August 14, 2007. As a result, there is a limited amount of historical data that can be provided for VMware Inc. For more information on VMware Inc., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of that reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

FWP-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2004 through December 31, 2007 and for the period from January 2, 2008 through March 6, 2008. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;
•  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
•  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

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CIT GROUP INC. (CIT)

Description of CIT GROUP INC.

According to publicly available information, CIT GROUP INC. (“CIT”), a commercial and consumer finance company, provides financing and leasing products and services to various industries. CIT’s products primarily include asset based loans; secured lines of credit; operating, capital, and leveraged leases; vendor finance programs; import and export financing; debtor-in-possession/turnaround financing; acquisition and expansion financing; project financing; small business loans; student loans; and letters of credit/trade acceptances.

CIT’s SEC file number is 001-31369.

Historical Performance of CIT

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	46.60	36.80	38.00
June 30, 2005	43.49	35.45	42.97
September 30, 2005	47.18	42.20	45.18
December 30, 2005	52.94	43.08	51.78
March 31, 2006	55.16	50.93	53.52
June 30, 2006	56.48	48.40	52.29
September 29, 2006	53.62	41.91	48.63
December 29, 2006	56.65	47.42	55.77
March 30, 2007	61.59	49.65	52.92
June 29, 2007	61.46	52.12	54.83
September 28, 2007	57.97	30.07	40.20
December 31, 2007	42.15	21.80	24.03
January 2, 2008 through March 6, 2008	30.75	15.04	15.86

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 30.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	CIT

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	30.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	7.50%	-30.00%
-	40%	-32.50%	7.50%	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

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NVIDIA CORPORATION (NVDA)

Description of NVIDIA CORPORATION

According to publicly available information, NVIDIA CORPORATION (“NVIDIA”) offers programmable graphics processor technologies worldwide. NVDIA creates various products for computing, consumer electronics, and mobile devices. NVDIA offers its products under four groups: graphics processing units, media and communications processors, handheld graphics processing units, and consumer electronics.

NVIDIA’s SEC file number is 000-23985.

Historical Performance of NVIDIA

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	9.86	6.82	7.92
June 30, 2005	9.80	6.97	8.91
September 30, 2005	11.53	8.48	11.43
December 30, 2005	12.83	10.17	12.19
March 31, 2006	19.41	12.22	19.09
June 30, 2006	21.25	12.75	14.19
September 29, 2006	20.83	11.45	19.73
December 29, 2006	25.97	18.45	24.67
March 30, 2007	25.01	18.69	19.19
June 29, 2007	29.25	18.85	27.54
September 28, 2007	37.20	27.00	36.24
December 31, 2007	39.67	29.11	34.02
January 2, 2008 through March 6, 2008	34.14	19.81	19.84

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	NVIDIA

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	17.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.75%		100.00%
+	90%	8.75%		90.00%
+	80%	8.75%		80.00%
+	70%	8.75%		70.00%
+	60%	8.75%		60.00%
+	50%	8.75%		50.00%
+	40%	8.75%		40.00%
+	30%	8.75%		30.00%
+	20%	8.75%		20.00%
+	10%	8.75%		10.00%
	0%	8.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.25%	8.75%	-10.00%
-	20%	-11.25%	8.75%	-20.00%
-	30%	-21.25%	8.75%	-30.00%
-	40%	-31.25%	8.75%	-40.00%
-	50%	-41.25%	N/A	-50.00%
-	60%	-51.25%	N/A	-60.00%
-	70%	-61.25%	N/A	-70.00%
-	80%	-71.25%	N/A	-80.00%
-	90%	-81.25%	N/A	-90.00%
-	100%	-91.25%	N/A	-100.00%

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VMWARE INC. (VMW)

Description of VMWARE INC.

According to publicly available information, VMWARE, INC. (“VMWare”) and its subsidiaries provide virtualization solutions worldwide. VMWare’s virtualization solutions separate the operating system and application software from the underlying hardware to achieve improvements in efficiency, availability, flexibility, and manageability. VMWare's solutions enable organizations to aggregate multiple servers, storage infrastructure, and networks together into shared pools of capacity that can be allocated to applications as needed. VMWare's virtualization platforms include a hypervisor for system partitioning that provides the capability to run multiple operating systems simultaneously on the same physical machine.

The common stock of VMWare commenced trading in the third quarter of 2007 on the relevant exchange; therefore, the historical prices for common stock of VMWare commenced in and started from the third quarter of 2007.

VMWare's SEC file number is 001-33622.

Historical Performance of VMWare

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	85.52	48.00	85.00
December 31, 2007	125.25	71.00	84.99
January 2, 2008 through March 6, 2008	86.93	52.50	53.10

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 17.10 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	VMWare

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	17.10 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.28%		100.00%
+	90%	4.28%		90.00%
+	80%	4.28%		80.00%
+	70%	4.28%		70.00%
+	60%	4.28%		60.00%
+	50%	4.28%		50.00%
+	40%	4.28%		40.00%
+	30%	4.28%		30.00%
+	20%	4.28%		20.00%
+	10%	4.28%		10.00%
	0%	4.28%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.72%	4.28%	-10.00%
-	20%	-15.72%	4.28%	-20.00%
-	30%	-25.72%	4.28%	-30.00%
-	40%	-35.72%	4.28%	-40.00%
-	50%	-45.72%	N/A	-50.00%
-	60%	-55.72%	N/A	-60.00%
-	70%	-65.72%	N/A	-70.00%
-	80%	-75.72%	N/A	-80.00%
-	90%	-85.72%	N/A	-90.00%
-	100%	-95.72%	N/A	-100.00%

FWP-7

SANDISK CORPORATION (SNDK)

Description of SANDISK CORPORATION

According to publicly available information, SANDISK CORPORATION (“SanDisk”) designs, develops, manufactures, and markets flash storage card products used in various consumer electronics products. SanDisk’s products include removable cards, universal serial bus flash drives, and flash-based MP3 players. SanDisk’s flash storage technology allows data to be stored in a consumption format, as well as a durable and compact format that retains the data after the power has been turned off. SanDisk’s products are used in digital cameras, mobile phones, universal serial bus drives, gaming consoles, MP3 players, and other digital devices.

SanDisk’s SEC file number is 000-26734.

Historical Performance of SanDisk

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	28.42	20.25	27.80
June 30, 2005	29.03	23.56	23.73
September 30, 2005	48.58	23.41	48.25
December 30, 2005	65.49	45.69	62.82
March 31, 2006	79.80	52.16	57.52
June 30, 2006	66.20	49.18	50.98
September 29, 2006	60.94	37.34	53.54
December 29, 2006	62.24	42.00	43.03
March 30, 2007	46.24	35.82	43.80
June 29, 2007	49.61	41.48	48.94
September 28, 2007	59.75	47.14	55.10
December 31, 2007	55.97	32.74	33.17
January 2, 2008 through March 6, 2008	33.73	21.99	21.99

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	SanDisk

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.50%		100.00%
+	90%	7.50%		90.00%
+	80%	7.50%		80.00%
+	70%	7.50%		70.00%
+	60%	7.50%		60.00%
+	50%	7.50%		50.00%
+	40%	7.50%		40.00%
+	30%	7.50%		30.00%
+	20%	7.50%		20.00%
+	10%	7.50%		10.00%
	0%	7.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.50%	7.50%	-10.00%
-	20%	-12.50%	7.50%	-20.00%
-	30%	-22.50%	7.50%	-30.00%
-	40%	-32.50%	7.50%	-40.00%
-	50%	-42.50%	N/A	-50.00%
-	60%	-52.50%	N/A	-60.00%
-	70%	-62.50%	N/A	-70.00%
-	80%	-72.50%	N/A	-80.00%
-	90%	-82.50%	N/A	-90.00%
-	100%	-92.50%	N/A	-100.00%

FWP-8

LEHMAN BROTHERS HOLDINGS INC. (LEH)

Description of Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“Lehman Brothers”) through its subsidiaries, provides various financial services to corporations, governments and municipalities, institutions, and high-net-worth individuals worldwide. Lehman operates in three segments: Capital Markets, Investment Banking, and Investment Management. Lehman’s Capital Markets segment represents institutional customer flow activities, including prime brokerage, research, mortgage origination and securitization, secondary-trading, and financing activities in fixed income and equity products. Lehman’s Investment Banking segment provides advice to customers on mergers, acquisitions, and other financial matters. Lehman’s Investment Management segment consists of private investment management, which provides brokerage services, investment, wealth advisory, and trust and capital markets execution services.

Lehman Brothers’ SEC file number is 001-09466.

Historical Performance of Lehman Brothers

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	48.47	42.71	47.08
June 30, 2005	49.96	42.96	49.64
September 30, 2005	58.97	48.97	58.24
December 30, 2005	66.58	51.87	64.09
March 31, 2006	74.79	62.92	72.27
June 30, 2006	78.85	58.38	65.15
September 29, 2006	74.64	59.25	73.86
December 29, 2006	78.88	71.08	78.12
March 30, 2007	86.18	68.07	70.07
June 29, 2007	82.05	68.60	74.52
September 28, 2007	75.50	49.06	61.73
December 31, 2007	67.73	52.71	65.44
January 2, 2008 through March 6, 2008	66.58	45.21	46.03

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 15.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Lehman Brothers

Initial Price:	USD[●]

Barrier Level:	65.00%

Interest Rate:	15.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.75%		100.00%
+	90%	3.75%		90.00%
+	80%	3.75%		80.00%
+	70%	3.75%		70.00%
+	60%	3.75%		60.00%
+	50%	3.75%		50.00%
+	40%	3.75%		40.00%
+	30%	3.75%		30.00%
+	20%	3.75%		20.00%
+	10%	3.75%		10.00%
	0%	3.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.25%	3.75%	-10.00%
-	20%	-16.25%	3.75%	-20.00%
-	30%	-26.25%	3.75%	-30.00%
-	40%	-36.25%	N/A	-40.00%
-	50%	-46.25%	N/A	-50.00%
-	60%	-56.25%	N/A	-60.00%
-	70%	-66.25%	N/A	-70.00%
-	80%	-76.25%	N/A	-80.00%
-	90%	-86.25%	N/A	-90.00%
-	100%	-96.25%	N/A	-100.00%

FWP-9

THE HOME DEPOT, INC. (HD)

Description of THE HOME DEPOT, INC.

According to publicly available information, THE HOME DEPOT, INC. (“Home Depot”) operates The Home Depot stores, which sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me customers, home improvement contractors, tradespeople, and building maintenance professionals. Home Depot also operates The Home Depot and EXPO Design Center stores that offer various installation services, which include products, such as carpeting, flooring, cabinets, countertops, and water heaters primarily to business-to-business customers, including home builders, professional contractors, municipalities, and maintenance professionals; and provides professional installation of various products through its in-home sales programs, such as generators and furnace, and central air systems.

Home Depot’s SEC file number is 001-08207.

Historical Performance of Home Depot

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	43.26	37.44	38.24
June 30, 2005	40.80	34.56	38.90
September 30, 2005	43.97	37.20	38.14
December 30, 2005	43.25	37.52	40.48
March 31, 2006	43.94	38.50	42.30
June 30, 2006	42.91	35.63	35.79
September 29, 2006	37.63	32.85	36.27
December 29, 2006	40.37	35.55	40.16
March 30, 2007	42.01	36.35	36.74
June 29, 2007	41.19	36.60	39.35
September 28, 2007	41.01	31.85	32.44
December 31, 2007	34.55	25.57	26.94
January 2, 2008 through March 6, 2008	31.08	23.77	25.76

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.65 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Home Depot

Initial Price:	USD[●]

Barrier Level:	80.00%

Interest Rate:	13.65 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.83%		100.00%
+	90%	6.83%		90.00%
+	80%	6.83%		80.00%
+	70%	6.83%		70.00%
+	60%	6.83%		60.00%
+	50%	6.83%		50.00%
+	40%	6.83%		40.00%
+	30%	6.83%		30.00%
+	20%	6.83%		20.00%
+	10%	6.83%		10.00%
	0%	6.83%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.17%	6.83%	-10.00%
-	20%	-13.17%	6.83%	-20.00%
-	30%	-23.17%	N/A	-30.00%
-	40%	-33.17%	N/A	-40.00%
-	50%	-43.17%	N/A	-50.00%
-	60%	-53.17%	N/A	-60.00%
-	70%	-63.17%	N/A	-70.00%
-	80%	-73.17%	N/A	-80.00%
-	90%	-83.17%	N/A	-90.00%
-	100%	-93.17%	N/A	-100.00%

FWP-10

GOOGLE INC. (GOOG)

Description of Google Inc.

According to publicly available information, Google Inc. (“Google”) provides targeted advertising and internet search solutions worldwide. Google offers intranet solutions via an enterprise search appliance. Google’s products and services include Google.com that offers Google Base, which lets content owners submit content that they want to share on Google Web sites; personalized homepage and search; and Google Video and YouTube that lets users find, upload, view, and share video content, as well as Web, image, book, and literature search. Google offers communication, collaboration, and communities, such as Gmail that is Google's Web mail service. Google also offers Google GEO that offers earth and local maps; Google Labs that tests product prototypes and solicits feedback on how the technology could be used or improved; and Google Mobile that lets people search and view both the mobile Web, consisting of pages created specifically for wireless devices, and the entire Google index, including products like Image Search.

Google’s SEC file number is 000-50726.

Historical Performance of Google

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	216.80	172.60	180.51
June 30, 2005	309.25	179.84	294.15
September 30, 2005	320.94	273.35	316.46
December 30, 2005	446.16	290.69	414.86
March 31, 2006	475.11	331.55	390.00
June 30, 2006	450.72	360.59	419.33
September 29, 2006	427.87	363.37	401.90
December 29, 2006	513.00	398.27	460.48
March 30, 2007	513.00	437.00	458.16
June 29, 2007	534.99	452.12	523.38
September 28, 2007	571.75	480.51	567.27
December 31, 2007	747.24	569.61	691.48
January 2, 2008 through March 6, 2008	697.37	431.51	433.20

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Google

Initial Price:	USD[●]

Barrier Level:	80.00%

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	N/A	-30.00%
-	40%	-33.50%	N/A	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

FWP-11

CITIGROUP INC. (C)

Description of Citigroup Inc.

According to publicly available information, CITIGROUP INC. (“Citigroup”) a multi-bank holding company, provides various financial services to customers in the United States and internationally. Citigroup’s Global Consumer segment offers banking, lending, insurance, and investment services. Citigroup’s Markets and Banking segment provides various investment and commercial banking services and products, which comprise investment banking and advisory services, debt and equity trading, institutional brokerage, foreign exchange, structured products, derivatives, and lending. Citigroup’s Global Wealth Management segment provides investment advice, financial planning, and brokerage services to affluent individuals, companies, and non-profits.

Citigroup’s SEC file number is 001-09924.

Historical Performance of Citigroup

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	49.99	44.05	44.94
June 30, 2005	48.14	43.80	46.23
September 30, 2005	46.81	42.91	45.52
December 30, 2005	49.76	44.00	48.53
March 31, 2006	49.33	44.85	47.23
June 30, 2006	50.71	47.17	48.24
September 29, 2006	50.35	46.22	49.67
December 29, 2006	56.66	48.83	55.70
March 30, 2007	56.28	48.05	51.34
June 29, 2007	55.53	50.41	51.29
September 28, 2007	52.97	44.66	46.67
December 31, 2007	48.77	28.80	29.44
January 2, 2008 through March 6, 2008	29.89	21.08	21.17

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Citigroup

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	12.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.13%		100.00%
+	90%	6.13%		90.00%
+	80%	6.13%		80.00%
+	70%	6.13%		70.00%
+	60%	6.13%		60.00%
+	50%	6.13%		50.00%
+	40%	6.13%		40.00%
+	30%	6.13%		30.00%
+	20%	6.13%		20.00%
+	10%	6.13%		10.00%
	0%	6.13%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.87%	6.13%	-10.00%
-	20%	-13.87%	6.13%	-20.00%
-	30%	-23.87%	6.13%	-30.00%
-	40%	-33.87%	6.13%	-40.00%
-	50%	-43.87%	N/A	-50.00%
-	60%	-53.87%	N/A	-60.00%
-	70%	-63.87%	N/A	-70.00%
-	80%	-73.87%	N/A	-80.00%
-	90%	-83.87%	N/A	-90.00%
-	100%	-93.87%	N/A	-100.00%

FWP-12

AMERICAN EXPRESS COMPANY (AXP)

Description of American Express Company

According to publicly available information, American Express Company (“American Express”), together with its subsidiaries, operates as a payments, network, and travel company worldwide. American Express offers individual consumer charge cards, revolving credit cards, and cobrand cards; and merchant acquisition and processing, and proprietary payments services. American Express also issues travelers checks; various prepaid products, including reloadable and nonreloadable prepaid cards; incentive prepaid products, such as gift cheques, points-based incentive cards, and incentive funds card; and prepaid gift cards.

American Express’ SEC file number is 001-07657.

Historical Performance of American Express

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	50.77	43.78	44.97
June 30, 2005	48.41	43.34	46.59
September 30, 2005	52.06	45.78	50.28
December 30, 2005	53.05	46.60	51.46
March 31, 2006	55.00	51.05	52.55
June 30, 2006	54.90	50.92	53.22
September 29, 2006	56.19	49.75	56.08
December 29, 2006	62.50	55.00	60.67
March 30, 2007	61.00	53.91	56.40
June 29, 2007	65.24	55.34	61.18
September 28, 2007	65.89	55.50	59.37
December 31, 2007	63.63	50.37	52.02
January 2, 2008 through March 6, 2008	52.32	41.00	41.29

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 12.10 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	American Express

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	12.10 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.05%		100.00%
+	90%	6.05%		90.00%
+	80%	6.05%		80.00%
+	70%	6.05%		70.00%
+	60%	6.05%		60.00%
+	50%	6.05%		50.00%
+	40%	6.05%		40.00%
+	30%	6.05%		30.00%
+	20%	6.05%		20.00%
+	10%	6.05%		10.00%
	0%	6.05%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.95%	6.05%	-10.00%
-	20%	-13.95%	6.05%	-20.00%
-	30%	-23.95%	6.05%	-30.00%
-	40%	-33.95%	N/A	-40.00%
-	50%	-43.95%	N/A	-50.00%
-	60%	-53.95%	N/A	-60.00%
-	70%	-63.95%	N/A	-70.00%
-	80%	-73.95%	N/A	-80.00%
-	90%	-83.95%	N/A	-90.00%
-	100%	-93.95%	N/A	-100.00%

FWP-13

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman Sachs”) is a global investment banking and securities firm specializing in investment banking, trading and principal investments, and asset management and securities services. Goldman Sachs provides services to corporations, financial institutions, governments, and high-net worth individuals.

Goldman Sachs’ SEC file number is 001-14965.

Historical Performance of Goldman Sachs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
December 31, 2007	250.70	197.10	215.05
January 2, 2008 through March 6, 2008	215.05	158.13	158.65

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman Sachs

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	11.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.50%		100.00%
+	90%	5.50%		90.00%
+	80%	5.50%		80.00%
+	70%	5.50%		70.00%
+	60%	5.50%		60.00%
+	50%	5.50%		50.00%
+	40%	5.50%		40.00%
+	30%	5.50%		30.00%
+	20%	5.50%		20.00%
+	10%	5.50%		10.00%
	0%	5.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.50%	5.50%	-10.00%
-	20%	-14.50%	5.50%	-20.00%
-	30%	-24.50%	5.50%	-30.00%
-	40%	-34.50%	N/A	-40.00%
-	50%	-44.50%	N/A	-50.00%
-	60%	-54.50%	N/A	-60.00%
-	70%	-64.50%	N/A	-70.00%
-	80%	-74.50%	N/A	-80.00%
-	90%	-84.50%	N/A	-90.00%
-	100%	-94.50%	N/A	-100.00%

FWP-14

CHINA MOBILE LIMITED - ADS (CHL)

Description of China Mobile Limited

According to publicly available information, China Mobile Limited (“China Mobile”), through its subsidiaries, provides mobile telecommunication and related services in Mainland China and Hong Kong. China Mobile’s services include local calls, domestic long distance calls, international long distance calls, intra-provincial roaming, inter-provincial roaming, and international roaming. China Mobile’s voice value-added services include caller identity display, caller restrictions, call waiting, call forwarding, call holding, voice mail, and conference calls. China Mobile’s data business comprises short message services, wireless application protocol, and multimedia messaging service, as well as other data products, such as Java Applications, IVR, and PIM

China Mobile’s SEC file number is 001-14696.

Historical Performance of China Mobile

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	17.35	14.90	16.41
June 30, 2005	19.23	16.15	18.59
September 30, 2005	24.87	17.55	24.64
December 30, 2005	25.80	21.40	24.04
March 31, 2006	27.08	22.70	26.54
June 30, 2006	31.00	24.44	28.61
September 29, 2006	36.25	27.80	35.35
December 29, 2006	45.27	35.48	43.22
March 30, 2007	51.78	40.86	44.85
June 29, 2007	54.70	44.67	53.90
September 28, 2007	84.41	48.67	82.04
December 31, 2007	104.00	78.31	86.87
January 2, 2008 through March 6, 2008	90.00	70.75	71.12

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	China Mobile

Initial Price:	USD[●]

Barrier Level:	75.00%

Interest Rate:	11.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	2.75%		100.00%
+	90%	2.75%		90.00%
+	80%	2.75%		80.00%
+	70%	2.75%		70.00%
+	60%	2.75%		60.00%
+	50%	2.75%		50.00%
+	40%	2.75%		40.00%
+	30%	2.75%		30.00%
+	20%	2.75%		20.00%
+	10%	2.75%		10.00%
	0%	2.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-7.25%	2.75%	-10.00%
-	20%	-17.25%	2.75%	-20.00%
-	30%	-27.25%	N/A	-30.00%
-	40%	-37.25%	N/A	-40.00%
-	50%	-47.25%	N/A	-50.00%
-	60%	-57.25%	N/A	-60.00%
-	70%	-67.25%	N/A	-70.00%
-	80%	-77.25%	N/A	-80.00%
-	90%	-87.25%	N/A	-90.00%
-	100%	-97.25%	N/A	-100.00%

FWP-15

CUMMINS INC. - ADS (CMI)

Description of CUMMINS INC.

According to publicly available information, CUMMINS INC. (”Cummins”) designs and manufactures diesel engines ranging from 55 to 2,700 horsepower. Cummins’ products are used by customers in a wide variety of automotive and industrial markets and for power generation. Cummins also provides filtration and exhaust systems, natural gas engines, engine components, and electronic systems.

Cummins’ SEC file number is 001-04949.

Historical Performance of Cummins

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	21.15	17.15	17.59
June 30, 2005	19.00	15.92	18.65
September 30, 2005	23.47	18.39	22.00
December 30, 2005	23.13	19.45	22.43
March 31, 2006	27.65	22.19	26.28
June 30, 2006	30.69	25.07	30.56
September 29, 2006	31.24	27.13	29.81
December 29, 2006	34.80	29.39	29.55
March 30, 2007	37.99	28.16	36.18
June 29, 2007	53.59	36.01	50.61
September 28, 2007	70.13	48.00	63.95
December 31, 2007	71.73	51.88	63.69
January 2, 2008 through March 6, 2008	64.13	38.50	48.22

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.60 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Cummins

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	10.60 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.30%		100.00%
+	90%	5.30%		90.00%
+	80%	5.30%		80.00%
+	70%	5.30%		70.00%
+	60%	5.30%		60.00%
+	50%	5.30%		50.00%
+	40%	5.30%		40.00%
+	30%	5.30%		30.00%
+	20%	5.30%		20.00%
+	10%	5.30%		10.00%
	0%	5.30%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.70%	5.30%	-10.00%
-	20%	-14.70%	5.30%	-20.00%
-	30%	-24.70%	5.30%	-30.00%
-	40%	-34.70%	5.30%	-40.00%
-	50%	-44.70%	N/A	-50.00%
-	60%	-54.70%	N/A	-60.00%
-	70%	-64.70%	N/A	-70.00%
-	80%	-74.70%	N/A	-80.00%
-	90%	-84.70%	N/A	-90.00%
-	100%	-94.70%	N/A	-100.00%

FWP-16